UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2011

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), granted approximately 200,000 shares of restricted stock to certain employees of the Company (the “Grant”) under the Company’s 2006 Omnibus Incentive Plan, as amended (the “Incentive Plan”).  The Grant vests as follows:

(a) The shares subject to the Grant vest 25.0% following the first fiscal year commencing with fiscal 2012 and ending with fiscal 2013 that the Company’s consolidated net income margin percentage for such fiscal year is at least 0.5 percentage points higher than the 2011 consolidated net income margin percentage; provided that if the 2011 consolidated net income margin percentage should be less than the 2010 consolidated net income margin percentage, the latter shall be substituted as the base year.  The shares subject to the grant vest an additional 25.0% following the first fiscal year commencing with fiscal 2012 and ending with fiscal 2013 that the Company’s consolidated net income margin percentage for such fiscal year is at least 1.0 percentage points higher than the 2011 consolidated net income margin percentage; provided that if the 2011 consolidated net income margin percentage should be less than the 2010 consolidated net income margin percentage, the latter shall be substituted as the base year;
(b) The shares subject to the Grant vest 50.0% on December 31, 2014; and
(c) The vesting is subject to certain continued employment, termination, acceleration, and forfeiture provisions.

The following table sets forth the awards to the Company’s named executive officers as part of the Grant:

Named Executive Officer	Number of Restricted Shares
David R. Parker	20,000
Joey B. Hogan	20,000
R.H. Lovin, Jr.	16,389
Tony Smith	16,389
Richard B. Cribbs	7,460

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 17, 2011.  Six proposals were voted upon at the Annual Meeting.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 5, 2011.  The final results for the votes regarding each proposal are set forth below.

1.	The voting tabulation on the election of directors was as follows:

Nominee	For	Withheld	Broker Non-Votes
William T. Alt	14,602,245	937,092	857,064
Robert E. Bosworth	14,829,670	709,666	857,064
Bradley A. Moline	14,829,770	709,566	857,064
Niel B. Nielson	14,829,416	709,920	857,064
David R. Parker	14,829,838	709,499	857,064

2.	The Second Amendment to the Incentive Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,117,611	3,414,393	7,332	857,064

3.	The material terms of the performance-based goals under the Incentive Plan were approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,432,234	103,953	3,150	857,064

4.	The compensation to the Company’s named executive officers was approved in a non-binding, advisory vote as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,507,170	27,066	5,101	857,064

5.
In a non-binding, advisory vote, the stockholders voted as follows on the proposal to select the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
4,949,519	451,160	10,080,276	58,382	857,064

Accordingly, the Company’s stockholders expressed a preference for a non-binding, advisory vote on executive compensation every 3 years.  The Company’s Board of Directors considered the results of the non-binding, advisory vote on the frequency of votes on executive compensation and determined that it would hold future non-binding, advisory votes triennially until the next stockholder non-binding, advisory vote on the frequency of these votes.

6.	The selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,318,649	25,562	52,189	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: May 19, 2011	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Senior Vice President and Chief Financial Officer